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EXHIBIT 10.10

                                                    BANNOCKBURN CORPORATE CENTER

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                                 LEASE AGREEMENT

                                     Between

                        BANNOCKBURN I DEVELOPMENT COMPANY

                                  ("Landlord")

                                       and

                             MERCATOR SOFTWARE, INC.

                                   ("Tenant")

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                                LEASE AGREEMENT

      Landlord hereby leases the Leased Premises to Tenant, and Tenant hereby leases the Leased Premises from Landlord, for the duration of the Lease Term. The leasing of the Leased Premises to Tenant will be upon the terms and conditions set forth in this Lease.

      ss.1. Base Rent. Tenant will pay Base Rent in the amounts and at such times and places as set forth in paragraphs M, N, and Q of the Lease Summary and
Section 3 below. Base Rent, Tenant's Proportionate Share of Operating Expenses and any other amounts due and payable by Tenant to Landlord under the terms of this Lease are sometimes hereinafter collectively referred to as "Rent."

      ss.2. Operating Expense Payments. Tenant will pay its Proportionate Share of all Operating Expenses (including real estate taxes) incurred by Landlord during the Lease Term. Expenses which are included within the definition of "Operating Expenses" are set forth in Exhibit B incorporated herein. Tenant's Proportionate Share of such Operating Expenses will be paid in advance by Tenant on the first day of each month in an amount equal to 1/12th of Landlord's estimate of the Operating Expenses which will be incurred during each calendar year during the Lease Term. The estimated Operating Expense payment payable by Tenant during the first calendar year of the Lease Term is set forth in the Lease Summary. Landlord will use its best efforts to notify Tenant by December 1 of each year during the Lease Term of the amount of the estimated Operating Expense payment which Tenant will be required to make for the upcoming calendar year.

Landlord will use its best efforts to deliver to Tenant within 120 days after the end of each calendar year, a written statement showing its actual Operating Expenses for such calendar year and Tenant's actual Proportionate Share of the Operating Expenses. If the sum of the estimated Operating Expense payments paid by Tenant during such calendar year exceeds Tenant's Proportionate Share of the actual Operating Expense incurred during such year, then, at Landlord's election, Landlord will either refund the excess to Tenant within 20 days or apply the credit toward the next succeeding monthly estimated Operating Expense payment due from Tenant. If the sum of the estimated Operating Expense payments paid by Tenant during such calendar year is less than Tenant's Proportionate Share of the actual Operating Expense incurred during such year, then Tenant will pay the deficiency to Landlord within twenty (20) days after Tenant's receipt of Landlord's written demand for the payment thereof. If the Lease Term begins on a day other than January 1 or expires on a date other than December 31, then Tenant's Proportionate Share of the Operating Expense for the first and last calendar year during which the Lease Term is in effect will be prorated to take into consideration the number of days during such calendar year in which the Lease Term is in effect. Notwithstanding the foregoing, if Landlord fails to deliver the actual statement of Operating Expenses within one (1) year after the expiration of said 120 day period, then Tenant shall not be liable for any deficiency for such calendar year but shall be entitled to a credit for any overpayment of Operating Expenses.

      Tenant may, at any time within 180 days after Landlord delivers to Tenant the written statement showing its actual Operating Expenses for a calendar year, give notice to Landlord objecting to such statement and specifying the respects in which Tenant disputes such actual Operating Expenses. Upon delivery of such notice, Tenant and its certified public accountant may, upon reasonable prior notice to Landlord, examine Landlord's books and records relating to the operation of the Building to determine the accuracy of the actual Operating Expenses. Tenant recognizes the confidential nature of Landlord's books and records and agrees to maintain such information in strict confidence. If, after such examination, Tenant still disputes the actual Operating Expenses, then either party may refer the decision of the issues raised to an independent certified public accountant mutually acceptable to Landlord and Tenant, and the decision of such independent certified public accountant shall be conclusively binding upon the parties. The fees and expenses involved in such decision shall be borne by Tenant unless it is determined that the amount paid by Tenant as Tenant's Proportionate Share of Operating Expenses has been overstated by more than 5%.

Further, if, after any taxes have been included and paid by Tenant, an assessed valuation which was used in computing such taxes for the year is reduced, or if such taxes are subject to a reduction for any reason, and, as a result thereof, a refund of such taxes is received by or on behalf of Landlord for a period in which Tenant has duly paid its Proportionate Share hereunder, then, on or prior to the thirtieth day after the date when such refund is made, Landlord shall send Tenant a statement adjusting the taxes for such year and setting forth Tenant's share of such refund. Any such refund owed to Tenant shall be paid or credited, at Landlord's election in accordance with the terms of Operating Expense refunds described above. Additionally, Tenant may request that Landlord advise Tenant of whether Landlord intends to commence tax certiorari or tax appeal proceedings by giving notice of such request to Landlord not later than the forty-fifth (45th) day before the expiration of the period during which Landlord may institute


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such proceedings. Landlord shall advise Tenant not later than the day which is ten (10) business days after Landlord's receipt of notice of an assessed valuation of the real property; provided however, that in no event shall Landlord be required to advise Tenant earlier than the tenth business day after Tenant gives Tenant's aforesaid request to Landlord. If tenants in the Building which, together with Tenant, occupy at least 50% of the aggregate rentable area of the Building (excluding any rentable area occupied by Landlord or its affiliates) join Tenant in such request and if all leases of the Building permit the expenses of such tax certiorari tax appeal to be included as part of Operating Expenses (whether or not such tax certiorari or tax appeal is successful), then Landlord shall institute and, in good faith, prosecute such tax certiorari or tax appeal proceedings with respect to the real property.

      ss.3. Manner and Timing of Rent Payments. The first monthly installment of Base Rent and estimated Operating Expense payment will be paid by Tenant coincident with its execution of this Lease and shall be applied toward the first monthly Base Rent and estimated Operating Expense payments when due. Monthly installments of Base Rent and estimated Operating Expense payments, if any, will be due and payable in advance on or before the first day of each calendar month during the Lease Term. Each such installment will be paid to Landlord to the address designated in the Lease Summary (or such other account or by such other means as Landlord may designate from time to time). If the Lease Term commences on a day other than the first day of the month or terminates on a day other than the last day of the month, then the installments of Base Rent and estimated Operating Expense payments for such month(s) will be adjusted accordingly. If any installment of Base Rent or any Operating Expense payment is not received by Landlord within ten days after its due date, then a late payment charge of 5% of such past due amount will be assessed and will be immediately due and payable from Tenant. All installments of Base Rent and estimated Operating Expense payments will be paid by Tenant without demand and, except as otherwise provided in this Lease, without any rights of reduction, counterclaim or offset.

      ss.4. Services. Landlord will provide all utility, HVAC and elevator services which are required for the use of the Leased Premises for Tenant's use during normal business hours (7:00 a.m. to 7:00 p.m. Monday through Friday, and 7:00 a.m. to noon on Saturday, holidays excepted). Notwithstanding the foregoing, Tenant will pay for all costs related to the provision of telephone service to the Leased Premises. Landlord shall provide to the Leased Premises not less than six (6) watts of electrical capacity for ordinary office lighting and power for office equipment, but excluding HVAC. Landlord acknowledges and agrees that Tenant shall use and operate small business equipment, lamps and overhead lighting, personal computers and other electronic devices, audio and visual equipment, vending machines, copy machines, kitchen equipment and, if approved by Landlord, stand-alone air conditioning units and that the customary use of such items during normal business hours will not constitute excessive use of electrical services. If Tenant's usage of any service is excessive when compared to the normal usage of other tenants in the Building in space similar in size and configuration to the Leased Premises or if the nature of Tenant's business requires the provision of any such service outside of normal business hours at a level in excess of that normally provided for the Building, then, in either such event, Tenant agrees to pay for such services (after-hours HVAC charges currently being $70.00 per hour). Landlord covenants that the after-hours HVAC charge to Tenant will not exceed that which is generally being charged to other tenants in comparable buildings in the north suburban Chicago office market and will not increase by more than 3% per year or, if greater, by the percentage increase in the charges imposed by the utility service provider. Landlord will not be liable to Tenant, nor will Tenant be relieved of any obligation hereunder if any service to the Leased Premises is temporarily interrupted for any reason beyond Landlord's reasonable control (except as otherwise specifically provided in this Lease).

During the Term, Landlord shall provide freight elevator service to Tenant, at no additional charge, upon Tenant's request (subject to scheduling conflicts with other tenants) as needed for its business purposes. Landlord agrees to use commercially reasonable efforts to provide during the Lease Term a deli, cafeteria or other food service operation within the Building during breakfast and lunch hours, on a non-exclusive basis and at no separate charge to Tenant. Landlord shall provide janitorial services five days per week in accordance with the cleaning specifications set forth on Exhibit G attached hereto and made a part hereof. Notwithstanding the foregoing, Landlord's janitorial staff shall not be permitted to enter or clean the data center area of the Leased Premises. Tenant may hire its own janitorial service to clean its data center. The Landlord's janitorial staff shall be responsible for locking all doors to the Leased Premises upon exiting the Leased Premises.

      ss.5. Maintenance and Repair. Landlord will maintain, promptly repair and replace as needed, the Building (including the elevators and all other common areas which serve the Building) and the roof, all structural elements and mechanical, engineering and plumbing and other base building systems located within the Building and Leased Premises in good repair and condition; provided, however, that Tenant (and not Landlord) will be required to pay all costs of maintaining the same if the need therefor arises directly as a result of the fault or negligence of Tenant or its agents, employees or guests. Except as otherwise expressly set


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forth in this ss.5, Tenant will be responsible and pay for all costs associated with maintaining and repairing the interior of the Leased Premises, including, without limitation, all costs associated with the painting of interior walls, the cleaning or replacing of wallcoverings and floorcoverings and the replacing of light bulbs and light fixtures unless such maintenance or repair is required as a result of Landlord's negligence or willful misconduct. Except as otherwise provided in this Lease, Landlord will not be liable to Tenant, nor will Tenant be relieved of any obligation hereunder if Tenant's use of the Leased Premises is temporarily interrupted as a result of Landlord's required entry into the Leased Premises for the purpose of making any repairs, alterations or improvements to the structural elements or mechanical systems located within the Leased Premises (including, without limitation, the HVAC system) except for interruptions or damage arising out of Landlord's (or its agent's or contractor's) negligence or willful misconduct. Notwithstanding the foregoing, Landlord shall not, in the exercise of its rights hereunder, unreasonably interfere with Tenant's business operations. Except in an emergency, Landlord shall provide Tenant reasonable prior notice before entering the Leased Premises.

      ss.6. Use of Leased Premises. Tenant will use the Leased Premises solely for the Permitted Use. Tenant will not cause or permit any waste or damage to the Leased Premises or the Building and will not occupy or use the Leased Premises for any business or purpose which is unlawful, hazardous, unsanitary, noxious or offensive or which unreasonably interferes with the business operations of other tenants in the Building. Tenant will comply with the Rules and Regulations for the Building which are set forth in Exhibit C (and any reasonable modifications thereto which are consistent with the provisions of this Lease and do not in any material way alter or increase Tenant's obligations hereunder or materially and adversely affect its use and enjoyment of the Leased Premises). To the extent there is any conflict between any terms of this Lease and any Rule or Regulation, the Lease terms shall prevail. Landlord shall not enforce against Tenant any Rule or Regulation which Landlord is not enforcing against other tenants leasing space similar in size to the Leased Premises. Tenant will also have the non-exclusive right to use the common areas which serve the Building, including, without limitation, the Building's common lobbies, hallways, elevators, restrooms and parking areas.

      ss.7. Compliance with Law. Landlord, at its sole cost and expense, shall comply with or cause compliance with all federal, state and local laws, statutes, regulations, ordinances (collectively "Laws") applicable to the Leased Premises, the Building, and the Building mechanical and other systems, other than those Laws with which Tenant is required to comply as a result of its specific use and occupancy of the Leased Premises or its construction of the Improvements (as hereinafter defined). Further, it shall be the sole responsibility of the Landlord to make any required modifications to the Building to comply with the present and future requirements of the Americans with Disabilities Act of 1990, as amended. Tenant will at its sole expense comply with all Laws and recorded covenants or conditions which are now or hereafter in force pertaining to the Leased Premises and Tenant's occupancy and use thereof.

      ss.8. Signs. Tenant will not place any sign, logo or other advertising material on the exterior or interior of the Leased Premises or the Building, without the prior written consent of Landlord which will not be unreasonably withheld, conditioned or delayed. Landlord will at its expense provide Tenant with the Building's standard graphics and signage for identification of Tenant on the first floor business directory and any entranceway to the Leased Premises.

      ss.9. Leasehold Improvements. Attached to this Lease as part of Exhibit D are the preliminary specifications for the improvements to be made to the Leased Premises ("Improvements"). Following the execution of this Lease, Tenant will proceed with the preparation of the final architectural and engineering drawings, plans and specifications for the Improvements and shall be reimbursed for costs and expenses for such architect's and engineering fees in the amount set forth in Section 7 of Exhibit F attached hereto and incorporated herein. Once those drawings, plans and specifications are completed, Tenant will deliver a full set thereof to Landlord for its review and approval, The approved final drawings, plans and specifications ("Final Plans") are incorporated herein by this reference.

      In accordance with the Final Plans, Tenant, at Tenant's expense (subject to Tenant's Allowance set forth below) will perform and complete, or cause to be performed and completed, such specified construction and finishing of the Leased Premises, (hereinafter referred to as "Work"). The Work shall be completed by Tenant's contractor in accordance with the terms of Exhibit D and all applicable laws, rules and regulations. Any Work (other than Tenant's trade fixtures and other personal property) shall, upon installation, become the property of Landlord and shall be surrendered to Landlord at the end or other expiration of the Term of this Lease.


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      The Tenant shall be provided a tenant improvement allowance in the amount of $35.20 per rentable square foot for the initial Improvements ("Tenant's Allowance"). Such Tenant's Allowance shall be paid by Landlord to Tenant throughout the construction of the Improvements in accordance with the provisions set forth on Exhibit D. In the event the cost to complete the Work exceeds the Tenant's Allowance, Tenant shall be solely responsible for the payment of all additional sums charged by such contractors in connection with the Improvements. Tenant will use best efforts to cause the Improvements to be constructed in accordance with the Final Plans on or before the targeted Commencement Date set forth in the Lease Summary.

Any of the following is individually a "Landlord Delay" and collectively, the "Landlord Delays":

      a. Landlord fails to provide Tenant with access to the Leased Premises sufficient for the commencement of construction of the Improvements, or fails or refuses to provide Tenant, its agents and contractors, in any material manner, access to and use of the Building and Leased Premises or any Building facilities or services (including freight elevators) required for the orderly and efficient performance of the work necessary to complete the Improvements at any time thereafter,

      b. Unless deemed approved pursuant to the Work Letter, Landlord fails to timely approve any matter requiring Landlord's approval (in this regard, if there is no stated time for response, then within a reasonable time), and

      c. Any act or omission on the part of the Landlord or any other tenants of the Building or Landlord's or such other tenant's architects, contractors, agents, employees or invitees interferes with or delays Tenant's construction of the Improvements, which interference causes a delay in Improvements, or which interference causes a delay in Tenant's ability to perform the Improvements as a result of any Hazardous Substance remediation that is not the responsibility of Tenant under this Lease.

Notwithstanding the foregoing, Tenant shall be required to notify Landlord within 24 hours after Tenant's actual knowledge of any delay for such delay to constitute a "Landlord Delay". Landlord and Tenant agree that each will review and either approve or specify its objections to any documents or drawings submitted to it for its review and approval hereunder within ten (10) business days after its receipt of the same. Any objections will be specifically enumerated. If Tenant or Landlord fails to respond to any submission to it within ten (10) business days after its receipt of same, then it will be deemed to have approved the same for all the purposes of this Lease.

If the Improvements are not substantially completed on or before the target Commencement Date set forth in the Lease Summary solely due to Landlord Delays, then the Commencement Date will be deferred for the period of such Landlord Delays and the Termination Date will be deferred by the number of days equal to the deferral in the Commencement Date. In the event the substantial completion of the Improvements does not occur on or before October 12, 2000, due solely to Landlord Delays (time is of the essence with respect to such date), then Tenant shall be entitled to a rent credit equal to one day's Base Rent for each day of Landlord Delays. Except for Landlord Delays, the Commencement Date will remain as set forth in the Lease Summary notwithstanding the fact that the Improvements are not yet substantially completed, and Tenant will, from and after the Commencement Date, have an obligation to pay Base Rent, estimated Operating Expense payments and perform all of its other obligations and duties set forth in this Lease.

      ss.10. Alterations. Except for the improvements and non-structural alterations that cost less than $25,000, Tenant will not at any time prior to or during the Lease Term make any alterations, additions or improvements to the Leased Premises without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. If Landlord consents to any proposed alteration, addition or improvement, the same shall be made by Tenant at its expense and in accordance with applicable laws. Tenant shall be responsible for obtaining, at its cost, any permits necessary for such additional alterations. Any alterations (other than Tenant's trade fixtures and other personal property) will, upon installation, become the property of the Landlord and shall be surrendered to Landlord at the end or other expiration of the Term of the Lease unless Landlord, at the time of its approval, instructs Tenant to remove the alterations (other than those contemplated in ss.9 hereof) at the end of the term of the Lease in which event Tenant shall so remove such alterations and repair any damages caused by such removal.

      ss.11. Mechanics Liens. Tenant will indemnify and hold Landlord harmless from any liability or expense arising out of its construction of any alteration, addition or improvement to the Leased Premises, except for liabilities or expenses which arise out of


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the negligence or willful misconduct of Landlord or its agents or contractors.
Tenant will discharge any mechanics lien filed against the Leased Premises or the Building in connection with any work performed by Tenant within thirty (30) days of the filing of same.

      ss.12. Assignment and Subletting. Subject to the terms of Section 4 of Exhibit F, Tenant may not assign this Lease or sublet all or any part of the Leased Premises without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed. Unless otherwise agreed to by Landlord, any such assignment or sublease will not relieve Tenant from its obligations under this Lease.

      ss.13. Subordination. Subject to the terms of Section 6 of Exhibit F, Tenant's rights and interest under this Lease shall be subordinate to all mortgages and other encumbrances now or hereafter affecting any portion of the Building. In the event of the foreclosure of any mortgage or other encumbrance, Tenant will, upon request of any person succeeding to the interest of Landlord, attorn to and automatically become the tenant of such successor in interest without change in the terms or conditions of this Lease; provided, however, that such successor in interest shall not be liable for any act or omission of any prior landlord or subject to any offsets or defenses which Tenant may have against any such prior landlord. Tenant may not terminate this Lease because of any default by Landlord, unless Tenant first gives written notice of the alleged default to any mortgagee of Landlord whose name and address have been provided to Tenant, and such mortgagee fails to cure such default within 30 days after its receipt of such written notice.

      ss.14. Limitation of Landlord's Personal Liability. Except in the event of fraud, Tenant will look solely to Landlord's interest in the Leased Premises and the Building for the recovery of any judgment against Landlord; it being the express intent of the parties hereto that neither Landlord, nor any of its partners will ever be personally liable for any such judgment. Except in the event of fraud, in no event shall any trustee, advisor, shareholder, beneficiary, director, officer or employee of Tenant (collectively, the "Tenant Parties"), be liable for the performance of Tenant's obligations under this Lease. Landlord shall look solely to Tenant to enforce Tenant's obligations hereunder and shall not seek damages against any of the Tenant Parties.

      ss.15. Indemnification and Insurance. Landlord will not be liable for and Tenant hereby releases Landlord from any liability or expense associated with any damage or injury to any person or property (including any person or property of Tenant or anyone claiming under Tenant) which arises directly in connection with Tenant's use or occupancy of the Leased Premises or any common areas serving the Building except to the extent such liability or expense, damage or injury arises out of the fault or negligence of Landlord. Tenant shall defend, indemnify and hold harmless Landlord and Landlord's officers, directors, partners, agents and employees (collectively, the "Landlord Indemnities") from and against any and all claims, causes of action, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs and expenses including without limitation reasonable legal, accounting and consulting fees (collectively, the "Landlord Claims"), arising out of or resulting from (a) any default by Tenant under this Lease, (b) use or occupancy of the Leased Premises or any common areas serving the Building by Tenant or its agents, employees or contractors (each a "Tenant Party") or the conduct of any activity in or on any of the Building or Leased Premises by Tenant or any Tenant Party prior to, on and after the Commencement Date, and (c) any accident or injury or damage in or to person resulting from Tenant or any Tenant Party's negligence or fault. Tenants indemnification shall not apply to the extent that any Landlord Claims are caused directly by the negligence or fault of Landlord or any Landlord Indemnity.

      Except as provided above, Landlord shall defend, indemnify and hold harmless Tenant and Tenant's officers, directors, shareholders, agents and employees collectively, the "Tenant Indemnitees") from and against any and all claims, causes of action, losses, deficiencies, liabilities, obligations, damages, penalties, punitive damages, costs and expenses including without limitation reasonable legal, accounting and consulting fees (collectively, the "Tenant Claims"), arising directly out of or resulting directly from (a) any inaccuracy or misrepresentation of any of the representations, warranties, covenants or agreements made by Landlord in this Lease or in any document, certificate or affidavit delivered by Landlord pursuant to provisions hereof or any other breach of this Lease, (b) use or occupancy of the Building or Leased Premises by Landlord or its agents, employees or contractors (each a "Landlord Party"), or the conduct of any activity in or on any of the Building or Leased Premises by Landlord or any Landlord Party or in any way related to Landlord or Landlord's Party's activities conducted on or related to its use and/or ownership of the Building or Leased Premises prior to, on and after the Commencement Date, and (c) any accident or injury or damage in or to person resulting from Landlord or any Landlord Party's negligence or fault. Landlord's indemnification shall not apply to the extent that any Tenant Claims are caused directly by the negligence or willful misconduct of any Tenant or any Tenant Indemnitee. The parties respective obligation under this Section 15 shall survive the termination of this Lease.


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      All personal property stored or placed by Tenant in or about the Leased
Premises will be so stored or placed at the sole risk of Tenant. Tenant will at its sole expense maintain in full force and effect at all times during the Lease
Term: (a) comprehensive public liability insurance for personal injury and property damage with liability limits of not less than $1,000,000 for injury to one person, $5,000,000 for injury from one occurrence and $1,000,000 for property damage; and (b) extended coverage insurance on all personal property and trade fixtures stored or placed by Tenant in or about the Leased Premises in an amount equal to the full replacement value thereof. Tenant may procure an umbrella policy sufficient to meet any of Landlord's insurance requirements. Each insurance policy required to be maintained by Tenant hereunder will name Landlord as an additional insured and will specifically provide that such insurance policy cannot be terminated without giving at least 30 days prior written notice to Landlord.

      Landlord shall obtain and keep in full force and effect throughout the Term (i) "All risk" insurance against loss or damage by fire and other casualty to the Building, including the Improvements and all other alterations, in an amount equal to 100% of the replacement cost thereof, and (2) a policy of commercial general liability and property damage insurance on an occurrence basis with a broad form contractual liability endorsement, in such amounts as reasonably determined by Landlord from time to time (but in amounts carried by reasonably prudent Landlords of comparable first class buildings in the Lake County, Illinois area).

      On or prior to the date of execution of this Lease, each party shall deliver to the other appropriate certificates of insurance, including evidence of waivers of subrogation required below.

      ss.16. Waiver of Subrogation. Provided Landlord and Tenant each procure the waiver of subrogation set forth herein, Landlord and Tenant each hereby waives its right to receive damages against the other party with respect to any loss or claim occasioned by the occurrence of any casualty to the Building or the Leased Premises which is covered under a valid and collectible fire and extended coverage insurance policy. Any insurance policy procured by either Tenant or Landlord hereunder will contain an express waiver of any right of subrogation by the insurance company against Landlord or Tenant, as the case may be. If one party cannot obtain a waiver of subrogation, it shall name the other party as an additional insured under its policy.

      ss.17. Hazardous Substances. Tenant will not use, store or dispose of any "hazardous substance", "hazardous material" or "toxic substance" (as those terms are defined or used in the context of Comprehensive Environmental Response, Compensation and Liability Act or any other federal, state or local environmental law, regulation or requirement) on or about the Leased Premises, except for amounts that are exempt from or do not give rise to any violation of applicable law. Tenant will indemnify and hold Landlord harmless from any liability or expense (including, without limitation, reasonable attorney's fees and expenses, court costs, expenses and costs incurred in the investigation, settlement and defense of claims and any cost or expense incurred in connection with any environmental clean-up) incurred by or claimed against Landlord as a result of Tenant's breach of the covenant contained in this section. Landlord hereby represents and warrants to Tenant that (a) to its knowledge, there has been no release of a hazardous substance at or on the Building or Land and no hazardous substance including but not limited to asbestos, asbestos containing materials or poly-chlorinated biphenyls are present at the Building or Land (b) Landlord shall, at Landlord's cost and expense, keep and maintain the Land and Building, including the common areas, in compliance with all Environmental Laws. Landlord further represents and warrants that no Environmental Permits (defined below) are necessary to own or operate the Building or Land, (c) Landlord indemnifies and holds harmless Tenant from and against any and all claims, liabilities, losses, damages or costs (including, without limitation, reasonable attorneys' fees) arising out of or related to any and all Environmental Conditions or Environmental Compliance Liability (each as defined below), except those resulting solely from Tenant's occupancy or use of the Leased Premises or violation of any covenant made under this Section 17. For purposes of this Lease, the following terms shall have the respective meanings: (1) "Environmental Conditions" shall mean all circumstances with respect to soil, surface waters, ground waters, ponds, streams, sediment, air, building materials and other environmental media both onsite and offsite of the Building or land that may require remedial action and/or that may result in claims or demands by and/or liabilities to third parties including but not limited to governmental entities. (2) Environmental Compliance Liability means any and all liabilities arising under or related to compliance with any environmental laws applicable to the Building or any operations or assets associated with the Building or land surrounding the Building including without limitation the Leased Premises which may result in claims and/or demands by and/or liabilities to third parties including but not limited to governmental entities. (3) Release means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, ejecting, escaping, leeching, disposing, seeping, infiltrating, draining or dumping or as otherwise defined under environmental laws. This term shall be interpreted to include both the present, past and future tense as appropriate. Environmental Permits means all permits, approvals or registration s required to be issued to Landlord by an governmental authority or made by Landlord to any governmental authority under any environmental law on account of any or all of Landlord's ownership or operation at the Building. The foregoing indemnifications (as well as the indemnifications set forth in ss.15 of this Lease) will survive the expiration or sooner termination of the Lease Term.

      ss.18. Surrender of Premises. Upon the termination of Tenant's right of possession under this Lease, Tenant will immediately surrender possession of the Leased Premises to Landlord in good repair and "broom clean" condition, reasonable wear and tear excepted. Tenant will at the same time remove all of its trade fixtures from the Leased Premises, as well as any alterations, additions or improvements designated by Landlord at the time of Landlord's consent thereto (other than those contemplated in ss.9 hereof). Tenant will promptly repair any damage caused to the Leased Premises by the removal of any of such property.

      ss.19. Casualty. If a substantial portion of the Building or Leased Premises (or access thereto) is damaged by fire or other casualty, the Landlord will give written notice to Tenant within sixty (60) days whether the damaged area can or cannot reasonably be repaired within 180 days after the date on which all requisite permits and licenses for the repair thereof are obtained from the appropriate governmental authorities. If Landlord notifies Tenant that the damaged area cannot reasonably be repaired within such 180-day period, then both Landlord and Tenant will have the option of terminating this Lease by giving written notice thereof to the other at any time within 30 days after the date of Tenant's receipt of the aforementioned notice from Landlord. If Landlord determines that the damaged area can reasonably be repaired within such 180-day period (or if neither party elects to terminate this Lease despite the fact that Landlord has determined that the damaged area cannot be reasonably repaired within such 180-day period), then Landlord will proceed to repair the damaged area at its sole expense. If the Leased Premises are rendered untenantable or inaccessible in whole or in part as a result of a fire or other casualty, then all rent and other payments accruing after the occurrence of any such fire or other casualty and prior to the completion of the repair of the Leased Premises will be equitably and proportionately abated to reflect the untenantable or inaccessible portion of the Leased Premises. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by such fire or other casualty or the concomitant repair of the damaged area.

      ss.20. Condemnation. If all or any substantial portion of the Leased Premises or the Building is taken by or under threat of condemnation so as to render Tenant unable to use the Leased Premises for its business purposes, then this Lease will automatically terminate as of the date of the vesting of title to such property in the condemning authority. If such taking does not prevent Tenant from using the Leased Premises for its business purposes, then this Lease will not terminate but will continue in full force and effect in accordance with its terms, except that the Base Rent and Tenant's Proportionate Share will be adjusted to fairly reflect the portion of the Leased Premises, the Building or the Land which was so taken. Except as otherwise provided in this Lease, Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by any such taking of the real estate and leasehold estate. Landlord will be entitled to receive the entire award for loss of the Leasehold estate made by the condemning authority for any such taking; provided, however, that Tenant may make a separate lawful claim in any condemnation proceedings for the value of Tenant's property included in such taking and for moving and associated expenses so long as Tenant's award does not or shall not reduce the amount of Landlord's award. Landlord will promptly notify Tenant of the institution of any condemnation proceeding affecting the Leased Premises.

      ss.21. Holding Over. Tenant will not hold over in its occupancy of the Leased Premises after the expiration of the Lease Term without the prior written consent of Landlord. If Tenant holds over without the prior written consent of Landlord, then Tenant will pay 150% of the Base Rent then in effect for each month during the entire holdover term. Any holding over or without with the consent of Landlord will constitute this Lease as a lease from month-to-month.

      ss.22. Default. If Tenant fails to pay any installment of Base Rent or any other Rent payable by it hereunder within ten days after written notice, or if Tenant defaults in the performance of any of its other obligations under this Lease and such default continues for 30 days after written notice thereof is given to Tenant (provided that if the default is not capable of being cured in 30 days, then Tenant shall have a reasonable period to cure such default as long as Tenant promptly commences and diligently pursues such cure to completion) then, in addition to any other legal rights and remedies available to Landlord at law or in equity, Landlord may: (1) terminate this Lease and all rights and interests of Tenant hereunder including Tenant's right of possession of the Leased Premises and declare the present value (discounted at a rate of 10%) of
(x) all Base Rent and estimated Operating Expense payments payable over the remainder of the Lease Term, less (y) the aggregate fair market rental value of the Leased Premises for the remainder of the Term, to be immediately due and payable; or (2) terminate Tenant's right of possession of the Leased Premises without terminating this Lease and reenter and attempt to relet the Leased Premises, in which event Tenant will remain obligated to pay to Landlord any deficiency between all sums payable by Tenant pursuant to this Lease and any sums collected by Landlord from any reletting of the Leased Premises (net of any sums paid by Landlord in connection with such reletting, including, without limitation, leasing commissions, reasonable attorney fees and reasonable costs of improvements to the Leased Premises). Landlord may collect any amounts payable to it pursuant to this paragraph by any lawful means.

      If Landlord defaults in the performance of any of its obligations under this Lease and such default continues for 30 days after written notice thereof is given to Landlord and to any mortgagee of Landlord whose name and address have been furnished to Tenant in writing (unless such default is not capable of being cured in 30 days, then Landlord shall have a reasonable period to cure such default as long as Landlord promptly commences and diligently pursues such cure to completion) then, in addition to any other legal rights and remedies available to Tenant at law or in equity, Tenant shall have the right, but not the obligation, to cure such failure on behalf of Landlord. Landlord shall, within 30 days after Tenant's demand therefor, pay Tenant all amounts so expended by Tenant in effecting such cure.

      In the event any interruption of Building services materially, adversely affects Tenant's business operations for a period of three or more consecutive business days and the reason for such interruption is within the reasonable control of Landlord, then Base Rent will abate from the commencement of such interruption until such service is restored.

      ss.23. Prevailing Party's Fees. If any legal action is commenced by either Landlord or Tenant to enforce its rights hereunder, then all reasonable attorneys' fees, paralegal fees and other reasonable expenses incurred by the prevailing party in such action shall be promptly paid by the non-prevailing party.

      ss.24. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the successors and assigns of Landlord and the successors and permitted assigns of Tenant.

      ss.25. No Waiver. No waiver of any covenant or condition of this Lease by either party will be deemed to constitute a future waiver of the same or any other covenant or condition of this Lease. In order to be effective, any such waiver must be in writing and must be delivered to the other party to this Lease.

      ss.26. Brokerage Commissions. Each of Landlord and Tenant hereby represents and warrants that it has not dealt or consulted with any real estate broker or agent in connection with this Lease other than those real estate brokers and agents specifically identified in the Agency Disclosure Statement attached hereto as Exhibit E. Each of Landlord and Tenant agrees to indemnify and hold the other harmless from and against any liability or expense occasioned by a breach of the foregoing representation.

      ss.27. Relocation. Intentionally Omitted.

      ss.28. Reasonableness of Consent. Neither Landlord nor Tenant shall unreasonably withhold, delay or condition any consent or approval which is required to be given by it pursuant to the terms of this Lease.

      ss.29. Financial Statements. On or before April 1 of each lease year during the Lease Term, Tenant will provide Landlord with its then most current financial statements (a balance sheet and income and loss statement). Each such financial statement will be certified as being true and correct by an authorized officer of Tenant.

      ss.30. Amendment. This Lease may not be amended except by a written instrument signed by both Landlord and Tenant.

      ss.31. Governing Law. This Lease will be governed by and construed in accordance with the laws of the State of Illinois.

      ss.32. Notices. All notices required or permitted under this Lease must be in writing and must be delivered to Landlord and Tenant at their addresses set forth in the Lease Summary (or such other address as may hereafter be designated by such party). Any such notice must be personally delivered or sent by either registered or certified mail, fax or overnight courier.

      ss.33. Special Terms. Exhibit F (incorporated herein by reference) sets forth those special provisions which are made a part of this Lease.

      ss.34. Quiet Enjoyment. Provided Tenant is not in default under this Lease beyond any applicable cure period, Landlord covenants that Tenant may peaceably and quietly enjoy the Leased Premises for the Term, free from claims of any parties claiming by, under or through Landlord, subject, nevertheless to the terms and conditions of this Lease.

      ss.35. Representations. Landlord hereby represents and warrants to Tenant that (a) Landlord is the sole fee simple owner of the Building and Land and is duly authorized to enter into this Lease, (b) the floor load of the Leased Premises is 100 pounds per square foot total load, and (c) Landlord represents that the Building's life/safety system, including without limitation the sprinkler system in the Leased Premises, shall be in compliance with law for the purposes of an office use in the Leased Premises on the Commencement Date.

      ss.36. Access/Security. Notwithstanding anything contained in this Lease, Tenant shall have access to the Leased Premises 24 hours per day, 365 days per year. Tenant may, with Landlord's prior approval, install a state-of-the-art key-card security system within the Leased Premises.

      ss.37. Satellite Dish. Notwithstanding anything in the Lease to the contrary, Tenant may, at its sole cost and expense but without the payment of any additional Base Rent, install a satellite dish on the roof of the Building for its exclusive use provided that:

      (a) Tenant shall obtain Landlord's prior written approval of all plans and specifications for the installation of such satellite dish.

      (b) Such satellite dish and its installation shall comply with all applicable governmental laws, rules or regulations and such reasonable rules and regulations that may be promulgated by Landlord.

      (c) The installation and maintenance of such satellite dish shall be performed so as not to adversely affect any roof warranties for the Building.

      (d) Such satellite dish will be removed by Tenant upon expiration of the Lease Term and Tenant will repair any damage to the roof and Building caused by such removal.

              [Signatures and Acknowledgements Appear on Next Page]

                         SIGNATURES AND ACKNOWLEDGEMENTS

Landlord and Tenant have executed this Lease as of the date specified in the Lease Summary.

Signed and acknowledged in
the presence of:
                                     LANDLORD:

                                     BANNOCKBURN I DEVELOPMENT COMPANY


/s/ [Illegible]                      By Pizzuti Inc.
--------------------------

/s/ [Illegible]                         By [Illegible]
--------------------------                 --------------------------------
                                           (Name)               (Title)


                                     TENANT:

                                     MERCATOR SOFTWARE, INC.
--------------------------

                                     By /s/ [Illegible]
--------------------------              --------------------------------------
                                        (Name)               (Title)
STATE OF OHIO
         ----
COUNTY OF FRANKLIN:
          --------

      Before me, a notary public in and for said state and county, personally appeared Richard C. Daley, the EVP of Pizzuti Inc., the managing agent of Bannockburn I Development Company, the Landlord in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed on behalf of the Landlord.

Date: 6/26/00                                /s/ Nova S. Mendelson
      -------                                -----------------------------
                                             Notary Public

                                             [NOTARY SEAL]

                                                    NOVA S. MENDELSON
                                               Notary Public, State of Ohio
                                              My Commission Expires 12-13-04

STATE OF CONNECTICUT
         -----------
COUNTY OF FAIRFIELD:
          ---------

      Before me, a notary public in and for said state and county, personally appeared [Illegible], the VP Finance & Admin., CFO of Mercator Software, Inc., the Tenant in the foregoing Lease, who acknowledged the signing of the Lease to be his free act and deed on behalf of Tenant.

Date: 6/14/00                                /s/ Suzanne L. Stewart
      -------                                -----------------------------
                                             Notary Public

                                                     SUZANNE L. STEWART
                                                        NOTARY PUBLIC
                                             MY COMMISSION EXPIRES NOV. 30, 2000

                                                                       EXHIBIT A

                         DESCRIPTION OF LEASED PREMISES

                        Initialed and Approved by Tenant:


                                /s/ [Illegible]
                        ---------------------------------

                              [FLOOR PLAN OMITTED]

[LOGO]                  PROPOSED TENANT AREA - MERCATOR                  PIZZUTI
--------------------------------------------------------------------------------
                          BANNOCKBURN CORPORATE CENTER                  MATOCHA
                                                                      ASSOCIATES

                                                                       EXHIBIT B

                       DEFINITION OF OPERATING EXPENSES

"Operating Expenses" shall mean all customary and reasonable costs related to the operation, management and maintenance of the Building which are considered to be operating expenses under generally accepted accounting principles, including without limitation the following:

1. Costs of maintaining and repairing (but not replacing) the Building and all common areas serving the Building;

2.    The cost of providing janitorial services to the Building;

3.    The cost of providing security for the Building;

4. Real estate taxes and assessments on the Building, including, without limitation, any assessments imposed by any property owner's association;

5. Insurance premiums for liability and extended coverage insurance policies maintained by Landlord on the Building;

6.    Costs related to the provision of utility services to the Building;

7. Salaries and related costs (including fringe benefits, payroll taxes and a labor overhead charge of not more than 15%) of personnel spending time directly associated with the operation, management and maintenance of the Building, including, without limitation, those paid to any on-site assistant property management or maintenance personnel up to the level of Building Manager;

8. A reasonable property management fee (excluding any charges included in the foregoing paragraphs);

9. The cost of any cost-saving utility device installed in the Building (amortized over such period as is consistent with generally accepted accounting principles), but only to the extent of the actual cost-savings obtained therefrom;

10. The cost of any Building improvement (amortized over such period as is consistent with generally accepted accounting principles), which Landlord is required to make as a result of the enactment or promulgation of any governmental law or regulation after the date of the execution of this Lease;

11. Accounting, legal and other professional services rendered in connection with the operation, management and maintenance of the building; and

Notwithstanding anything contained in the Lease to the contrary, the following are those expenses which are excluded from the definition of "Operating Expenses":

1. Landlord's debt service on any financing related to the Building and rental under any ground or underlying lease and charges and fees incurred by Landlord in connection with the procurement and recording of any such mortgage or ground or underlying lease;

2. Federal, state or other income taxes, corporate franchise taxes or any tax related to the conveyance or mortgage of the Building payable by Landlord;

3. Salaries and related costs of Landlord's off-site administrative personnel;

4.    Costs of any and all tenant improvements;

5. Leasing costs of any type, including leasing commissions and attorneys fees, be it procuring tenants or releasing as well as retaining tenants;

6. Attorney's fees and other costs incurred by Landlord in prosecuting any eviction or other legal action against any tenant in the Building; and

7. All costs and expenses which are considered to be capital expenditures under generally accepted accounting principles (other than those specifically included within the definition of "Operating Expenses" in this Exhibit B).

8 Costs attributable to improvements or work which were part of original plans and specifications for which building permits were issued, i.e., planting, parking lot lighting, striping, roads, etc.

9 Costs incurred as a result of Landlord violations of any of the terms and conditions of any leases in the Building.

10 Overhead and profit paid to subsidiaries or affiliates of the Landlord for management services or materials to the extent that the costs of those items would not have been paid had the services and materials been provided by unaffiliated parties on a competitive basis and employee salaries above building manager.

11 Any costs related to the addition of other tenants and/or expansion of the Building.

12    Amortization of debt..

13 Auditors fees (except for auditor's fees incurred in connection with the preparation of statements of Operating Expenses for the Building).

14    Advertising and promotional expenditures.

15 Repairs and other work occasioned by fire, or other casualty whether or not the Landlord is reimbursed by insurance proceeds or condemnation award.

16 Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority and the defense of same.

17 Expenses for vacant or vacated space, including utility, security and renovation costs.

18 Costs for which Landlord is reimbursed by individual tenants of the Building (except for costs represented by the Operating Expenses).

19 To the extent that any employee of Landlord performs work or services other than for the Building, the reasonably allocated portion of such employee's compensation with respect to work not performed in connection with the Building.

20 Expenses incurred in connection with special or unusual services or other benefits of a type which are not required to be provided to Tenant or other tenants of the Building, but which are provided to another tenant or occupant of the Building.

21 Rent or other payments due on any lease(s) or other document(s) through which Landlord's title or interest in the Building is derived.

22 All items and services for which Tenant reimburses Landlord under other provisions of this Lease or pays to third parties on behalf of Landlord.

23 Notwithstanding anything to the contrary herein set forth, the cost of any environmental remediation, monitoring, cleanup, testing, reporting, investigation or study, or any damages payable in connection with the violation of any legal requirements.

24 Any late payments, interest charges or penalties assessed as a result of Landlord's failure to timely pay any item of Operating Expense.

25 Any cost that would cause Tenant to pay more that its Proportionate Share of the Operating Expenses actually incurred by Landlord.

Operating Expenses shall be computed for each calendar year during the Lease Term based upon the accrual method of accounting. If the Building is ever less than 95% occupied, then Operating Expenses shall be calculated as if the Building had been 95% occupied and the results shall constitute Landlord's Operating Expenses for such calendar year for all purposes of this Lease.

                        Initialed and Approved by Tenant:


                                /s/ [Illegible]
                        ---------------------------------

                                                                       EXHIBIT C

                             RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice visible from outside the Premises shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on exterior doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord.

2. Tenant must use Landlord's blinds in all exterior and atrium window offices. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building.

4. The directory of the Building will be provided by Landlord and shall consist exclusively of the display of the name and location of tenants only; Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the Janitor or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

8. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical that may be transmitted to the structure of the Building or to any space therein to such degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals, except those permitted by ADA regulations.

11. Except as otherwise may be permitted under the Lease, Tenant shall not use any method of heating or air conditioning other than supplied by Landlord.

12. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating, air conditioning and lighting to comply with any governmental energy saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust control.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building provided that Landlord shall reimburse Tenant for the reasonable cost of printing new letterhead and business cards, and mailing notices as necessary, resulting from such change.

14. Landlord reserves the right to exclude from the Building between the hours of 7 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Tenant shall pay the cost of replacing any security cards provided by Landlord. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person, Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. Tenant shall not obtain for use on the Premises towel or other similar services or accept barbering or bootblacking services upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17. The toilet rooms, toilets, urinals, wash bowls, kitchen sinks and garbage disposals, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings and other decorations. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Except as otherwise provided in the Lease, Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of microwave shall be permitted, provided that such equipment and its use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenant shall not bring any other vehicles, including bicycles, of any kind into the Building.

27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. In the event Tenant fails to deliver to Landlord its keys to the Premises upon termination of Tenant's right to possession under the Lease, or Tenant's vacating of the Premises, the cost of replacing the locks and keys shall be borne by Tenant.

32. Bicycles, motorbikes and motorcycles are prohibited within the Building and must be keep in designated parking areas.

33. No pets or other animals of any type whatsoever are permitted in the Building at any time, except those permitted by ADA regulations.

34. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant.

35. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

36. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted provided that such new Rules and Regulations do not increase in any material way Tenant's obligations under this Lease or materially restrict its ability to use the Premises for its intended purposes.

37. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

38. Tenant understands that the building is a no-smoking facility. Tenant is permitted to smoke only in the areas outside which have been designated by the Landlord as the "smoking area". Tenant will properly dispose of cigarette butts and matches in the containers provided. Failure to comply will result in the revocation of Tenant's smoking privileges.

39. Areas under construction are not common areas. They are restricted to construction personnel only and Tenant shall not enter these or any other vacant space in the building.

                        Initialed and Approved by Tenant:


                                /s/ [Illegible]
                        ---------------------------------

                                                                       EXHIBIT D

                                  TENANT'S WORK

Tenant shall be responsible at its sole cost for constructing the Leased Premises ("Tenant's Work") pursuant to plans and specifications approved by Landlord. J.C. Anderson ("Anderson"), Turner Construction Company or some other general contractor approved by Landlord shall be Tenant's general contractor for Tenant's Work. If the general contractor is not Anderson, then Tenant agrees to cause its general contractor to use the HVAC and temperature control subcontractors used by Anderson for the Building in order to maintain the integrity of such systems and all applicable warranties. Notwithstanding any provision of the Lease to the contrary, Landlord and Tenant acknowledge and agree that Tenant's Work shall include (i) the purchase and installation of (a) separate meters for electrical usage and (b) if applicable and approved by Landlord, additional air conditioning units for Tenant's computer room, and (ii) the daily removal of all garbage and debris from the Leased Premises and surrounding areas. The Leased Premises shall be constructed in accordance with all applicable local, state and federal laws, rules and regulations including without limitation the Americans with Disabilities Act of 1990, as amended.

In addition to the space planning allowance provided in the Lease, Landlord will provide Tenant's Allowance ($35.20 per rentable square foot in the Leased Premises) for the construction of the Improvements to the Leased Premises; provided, however, that, Tenant may elect to receive a portion of such allowance in cash to use for its moving-related expenses and architectural and engineering plans. To the extent the cost of the Improvements is less than the Tenant's Allowance, Tenant shall receive a cash payment for the balance of the Tenant Allowance. The final plans for the Improvements to be constructed to the Leased Premises will be prepared, submitted and approved in accordance with the procedures set forth in ss.9 of the Lease. If the cost of the construction of the Improvements ultimately approved by Landlord and Tenant exceeds the amount of the Tenant's Allowance, then such excess cost will be paid by Tenant.

Landlord shall make progress payments to Tenant of such allowances on a monthly basis provided that, as of the date of any such progress payment, Tenant is not in default of this Lease. By the tenth day of each month, Tenant shall submit to Landlord a requisition ("Requisition") covering the costs incurred by Tenant for the portion of Tenant's Work performed during the immediately preceding month and/or for materials delivered to the premises during the immediately preceding month in connection with Tenant's Work. Each Requisition shall be accompanied by
(i) copies of partial waivers of liens from all contractors, subcontractors and materialmen, with respect to all work and materials that were the subject of the previous progress payments; and (ii) such other documents and information as shall be reasonably required by Landlord. There shall be deducted from each progress payment a retainage amount equal to 10% of the requisition amount. Each such progress payment shall be paid to Tenant within 30 days following delivery to Landlord of the Requisition and such documentation required to support such Requisition. The remaining 10% retainage of the tenant improvement allowances (less the construction supervision fee referenced below) shall be paid to Tenant no later than 30 days after Tenant has met all of the following requirements:

      (a)   Tenant has delivered to Landlord:

            (i) Final, unconditional lien waivers from Tenant's general contractor and its subcontractors and materialmen covering all of Tenant's Work;

            (ii) A statement from Tenant's architect indicating that, to the best of his knowledge, information and belief, Tenant's Work has been completed in accordance with the plans and specifications approved by Landlord;

            (iii) A certificate of occupancy for the Leased Premises; and

            (iv) All certificates, permits and/or licenses required by governmental authorities evidencing completion of Tenant's Work and legal occupancy of the Leased Premises by Tenant.

      (b)   Tenant has performed the following lease obligations:

            (i) Tenant has paid the first monthly installment of Base Rent and estimated Operating Expenses; and

            (ii) Tenant is not in default of any term or provision of this Lease.

A construction supervision fee equal to two percent (2%) of the actual cost of the Improvements up to the amount of Tenant's Allowance shall be paid to Landlord to cover the costs of Landlord's coordination, supervision and overhead services and related costs allocable to Tenant's Work; provided, however, that such fee shall be equal to three percent (3%) if the general contractor is not Anderson.

                                             Initialed and Approved by Tenant:


                                             /s/ [Illegible]
                                             -----------------------------------


                                             Initialed and Approved by Landlord:


                                             /s/ [Illegible]
                                             -----------------------------------

                                                                       EXHIBIT E

                           AGENCY DISCLOSURE STATEMENT

   The following are the only real estate agents and brokers involved in the leasing transition between Landlord and Tenant:

                  CB Richard Ellis - Representative of Landlord

                       Commission to be paid by Landlord.

          Cushman and Wakefield of Illinois - Representative of Tenant

       Commission to be paid by Landlord pursuant to a separate agreement

                        Initialed and Approved by Tenant:


                                 /s/ [Illegible]
                       -----------------------------------


                       Initialed and Approved by Landlord:


                                 /s/ [Illegible]
                       -----------------------------------

                                                                       EXHIBIT F

                                 SPECIAL TERMS

The following special terms modify and supplement the provisions of the Lease Agreement between Landlord and Tenant. All capitalized terms used but not defined in this Exhibit F will have the meanings attributed thereto in the Lease Agreement.

1. Right of First Refusal. If at any time during the first two years of the Lease Term, Landlord receives a solicited or unsolicited offer ("Third Party Offer") from any person or entity to lease all or any part of the space identified on Exhibit A-1 as the "ROFR Space" (consisting of 6,063 rentable square feet of space on the 3rd floor, the "ROFR Space") and if Landlord, in good faith, is willing to accept such offer, then Landlord will promptly provide Tenant with written notice of the terms and conditions of such Third Party Offer. Tenant will have ten business days after its receipt of Landlord's notice to provide Landlord with written notice that it elects to lease the ROFR Space upon the identical terms and conditions set forth in the Third Party Offer (except that the termination date of Tenant's leasing of the ROFR Space will be the Termination Date of Tenant's leasing of the original Leased Premises hereunder). If Tenant fails to provide Landlord with any such written notice within the aforementioned ten business day period or if Tenant expressly declines to exercise its right of first refusal within such ten business day period, then, in either such event, Tenant's right of first refusal for the ROFR Space will automatically terminate and Landlord will thereafter have the right to accept the Third Party Offer. If Tenant elects to exercise its right of first refusal within the aforementioned ten business day period, then Landlord and Tenant will enter into an Addendum to Lease, which sets forth the terms and conditions of Tenant's leasing of the ROFR Space, the terms and conditions of which will be identical to those set forth in the Third Party Offer except as set forth above.

      If the ROFR Space is leased to anyone other than to Tenant, then if at any time during the remainder of the first two years of the Lease Term, Landlord receives a Third Party Offer from any person or entity to lease the last approximately 5,000 rentable square feet of unencumbered (i.e., subject to no other tenant's option to lease) space in the Building (the "Back-up Space") and if Landlord, in good faith, is willing to accept such offer, then Landlord will promptly provide Tenant with written notice of the terms and conditions of such Third Party Offer for the Back-up Space. Tenant will have ten business days after its receipt of Landlord's notice to provide Landlord with written notice that it elects to lease the Back-up Space upon the identical terms and conditions set forth in the Third Party Offer (except that the termination date of Tenant's leasing of the Back-up Space will be the Termination Date of Tenant's leasing of the original Leased Premises hereunder). If Tenant fails to provide Landlord with any such written notice within the aforementioned ten business day period or if Tenant expressly declines to exercise its right of first refusal within such ten business day period, then, in either such event, Tenant's right of first refusal for the Back-up Space will automatically terminate and Landlord will thereafter have the right to accept the Third Party Offer for the Back-up Space. If Tenant elects to exercise its right of first refusal within the aforementioned ten business day period, then Landlord and Tenant will enter into an Addendum to Lease, which sets forth the terms and conditions of Tenant's leasing of the Back-up Space, the terms and conditions of which will be identical to those set forth in the Third Party Offer except as set forth above.

2. Parking. Tenant will be entitled to use up to 71 parking spaces (including above-ground and underground parking spaces), together with the right to have its visitors use the visitor parking spaces available at the Building. Tenant will receive, at no charge, during the Lease Term twelve
      (12) reserved underground parking spaces.

3. Renewal Option. Tenant will have one (1) option to renew this Lease Agreement for a term of five (5) years. Such renewal option must be exercised, if at all, by Tenant's delivery of written notice of exercise to Landlord at least 365 days prior to the scheduled commencement date of the renewal term. Tenant's right to so renew this Lease Agreement will be conditioned upon the Lease Agreement being in full force and effect, without any default on the part of Tenant extending beyond any applicable cure period, both at the time of Tenant's exercise of such option and at the time of the scheduled commencement of each such renewal term. Such renewal term will be upon all of the same terms and conditions set forth in this Lease Agreement with respect to the initial Lease Term, except that:

      (a) Unless Landlord and Tenant otherwise agree, Landlord will not be obligated to pay any concessions or allowances in connection with such renewal term; and

      (b) the annual Base Rent payable during each year of each such renewal term will be equal to the market rental rate being charged to renewal tenants for comparable space for a comparable term in comparable buildings in the north suburban Chicago office market. Landlord will provide Tenant with its determination of such market rental rates within 15 days after Tenant's written request for the same. If Landlord and Tenant are unable to agree upon market rental rates within 30 days after Tenant's receipt of Landlord's determination thereof, then, in such event, unless Tenant by the end of such 30 day period withdraws the exercise of its renewal option, the market rental rates will be determined by three licensed real estate appraisers, one of whom will be selected by Landlord, one of whom will be selected by Tenant and one of whom will be selected by the two appraisers previously so selected by Tenant and Landlord. If the two appraisers so selected fail to select a third appraiser, the third appraiser will be selected by mutual agreement of Landlord and Tenant. All of the appraisers will be licensed real estate appraisers practicing in the north suburban Chicago office market, will specialize in commercial office leasing, will have not less than five years experience and will be recognized as ethical and reputable within their industry. The parties will designate the respective appraisers within ten business days after the expiration of the 30 day period described above. The third appraiser will be selected within 15 days after both of the first two appraisers have been selected. Within 15 days after the third appraiser has been selected, all of the appraisers will meet to agree upon the market rental rates. If the appraisers fail to agree, then the market rental rates will be those amounts which at least two of the three appraisers agree upon and, in the event that at least two of the three appraisers cannot so agree, then the market rental rate will be that amount which is neither the greatest nor the least of the three values determined by the three appraisers. The determination of the market rental rates by the appraisers will be binding on Landlord and Tenant. Upon the determination of the market rental rates, Landlord and Tenant will execute an amendment to the Lease, reflecting the new rent for the applicable renewal term. Landlord and Tenant will each pay for the cost of the appraisers selected by it and its own attorney fees. The cost of the third appraiser will be divided equally between Landlord and Tenant; and

4. Modification to ss.12. Notwithstanding anything to the contrary contained in ss.12 of the Lease, Tenant may, without having to obtain Landlord's prior approval, sublet or share all or any part of the Leased Premises or assign its interest in the Lease to any successor-in-interest to Tenant resulting from a merger, consolidation or sale of Tenant's entire business or to any entity controlling, controlled by or under common control with Tenant. Unless otherwise agreed by Landlord, no such assignment or sublease will relieve Tenant from its obligations under this Lease.

5. Option to Cancel. Tenant will have the option to cancel this Lease Agreement effective as of the end of the 84th full month contained within the Lease Term. Such option will be exercised, if at all, by Tenant's delivery of written notice to such effect to Landlord on or before the date which is at least 365 days prior to the scheduled effective date of such cancellation. Tenant's right to cancel this Lease Agreement will be conditioned upon the Lease Agreement being in full force and effect, without any default on the part of Tenant continuing beyond any applicable grace period, both at the time of Tenant's exercise of such option and at the time of the scheduled cancellation of this Lease Agreement. It will be a condition to Tenant's exercise of such cancellation option that Tenant pay to Landlord, at the time Tenant delivers written notice of the exercise of such cancellation option, cash in a sum equal to $351,386.62.

6. Modifications to ss.13. Notwithstanding anything to the contrary contained in ss.13 of the Lease, Tenant's subordination and attornment obligations set forth therein will be expressly conditioned upon Tenant's execution with Landlord's lender of a subordination, non-disturbance and attornment agreement, which provides, in essence, that Tenant's leasing and possession of the Leased Premises will in no event be disturbed by Landlord's lender, so long as Tenant is in full compliance with all of the provisions of this Lease. The subordination, non-disturbance and attornment agreement will be in a form which is reasonably acceptable to Landlord, Tenant and Landlord's lender.

7. Space Planning. In addition to the Tenant Allowance being provided to Tenant pursuant to Section 9 of the Lease and Exhibit D of this Lease, Landlord will also provide Tenant with an allowance for preliminary space planning for Tenant of $.07 per rentable square foot contained within the Leased Premises. To the extent any space planning costs exceed the aforementioned allowance, Tenant will be responsible for paying the full amount of such excess.

8. Janitorial Specifications. Attached as Exhibit G to this Lease are the Janitorial Specifications for the Building.

                        Initialed and Approved by Tenant:

                                 /s/ [Illegible]
                       -----------------------------------

                                                                     EXHIBIT A-1

[LOGO]                             EXHIBIT A1                            PIZZUTI
--------------------------------------------------------------------------------
                          BANNOCKBURN CORPORATE CENTER                   MATOCHA
                                                                      ASSOCIATES

                              [FLOOR PLAN OMITTED]

                                  LEASE SUMMARY

A. Date of Execution of Lease:           June ___, 2000

B. Landlord:                             Bannockburn I Development Company

C. Address of Landlord:                  c/o Pizzuti Inc.
                                         Suite 1900
                                         250 East Broad Street
                                         Columbus, Ohio 43215

D. Tenant:                               Mercator Software, Inc.

E. Address of Tenant:                    45 Danbury Road
                                         Wilton, CT 06897

F. Billing Address of Tenant:            45 Danbury Road
                                         Wilton, CT  06897


G. Building:                            The office building located at 3000
                                        Lakeside Drive in Bannockburn, Illinois,
                                        ("Building") together with the
                                        approximately 15.5 acre tract of land
                                        ("Land") on which the Building is
                                        located. The Building contains 202,218
                                        square feet of rentable space.

H. Leased Premises:                     That portion of the north wing of the
                                        third floor of the Building outlined on
                                        Exhibit A attached hereto, (the "Leased
                                        Premises") containing 17,855 square feet
                                        of rentable space. The actual size of
                                        the Leased Premises will be certified to
                                        Landlord and Tenant by Landlord's
                                        architect using ANSI BOMA measurement
                                        standards.

I. Permitted Use:                       General office use and other legally
                                        permissible uses compatible with a
                                        first-class office building.

J. Lease Term:                          Ten (10) years, commencing on the
                                        Commencement Date and terminating on the
                                        Termination Date (subject to early
                                        cancellation per Exhibit F, Section 5).

K. Commencement Date:                   October 12, 2000 (subject to deferral
                                        per ss.9 of the Lease).

L. Termination Date:                    October 11, 2010 (subject to deferral
                                        per ss.9 of the Lease).

M. Base Rent:                           Lease Period             Annual PRSF Base Rent         Monthly Base Rent
                                        ------------             ---------------------         -----------------
                                        Until 12/31/00                     $0.00                         $0.00
                                        01/01/01 - 10/11/05               $17.50                    $26,038.54
                                        10/12/05 - 10/11/10               $20.50                    $30,502.29

N. Payment Due Dates:                   All monthly installments of the Base
                                        Rent and estimated Operating Expenses
                                        being due and payable in advance on or
                                        before the first day of each calendar
                                        month during the Lease Term. A late
                                        payment charge of 5% will be imposed on
                                        all installments which are delinquent
                                        for more than ten days.

O. Tenant's Proportionate Share
   of Operating Expenses:                8.83%

P. Initial Estimated Operating
   Expense Payment:                     $4.91 per rentable square foot plus real
                                        estate taxes (estimated to be $.50 per
                                        rentable square foot in 2000 and $2.00
                                        per rentable square foot in 2001) -
                                        subject to adjustment perss.2 of the
                                        Lease.

Q. Address for Payment of
   Base Rent and Estimated
   Operating Expenses:                  Pizzuti Inc.
                                        Dept. L-1813
                                        Columbus, Ohio 43260-1813

R. Tenant Improvements:                 Seess.9 and Exhibit D.

S. Renewal Options:                     One (1) five (5) year option - See
                                        Exhibit F.

T. Security Deposit:                    None.

U. Guarantor:                           None.

V. Guarantor's Address:                 N/A

The following exhibits are attached to and made a part of the Lease:

        Exhibit A -   Description of Leased Premises
        Exhibit B -   Examples of Operating Expenses
        Exhibit C -   Building Rules and Regulations
        Exhibit D -   Tenant's Work and Preliminary Specifications
        Exhibit E -   Agency Disclosure Statement
        Exhibit F -   Special Terms
        Exhibit G -   Janitorial Specifications

             THE PROVISIONS OF THIS LEASE SUMMARY ARE INCORPORATED
                        BY THIS REFERENCE INTO THE LEASE.